Exhibit 15.1

May 5, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549

Commissioners:

We are aware that our report dated May 5, 2009 on our review of interim financial information of NSTAR for the three-month periods ended March 31, 2009 and March 31, 2008 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2009 is incorporated by reference in its Registration Statements on Form S-3 (No. 333-155779), Form S-4 (No. 333-78285) and on Form S-8 (Nos. 333-142595 and 333-87272).

Very truly yours,

/s/ PricewaterhouseCoopers LLP